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                                                                    Exhibit 3.1

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 NOGATECH, INC.

         NOGATECH,INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST: The name of the Corporation is Nogatech, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 22, 1999.
         SECOND: Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation. This Amended and Restated Certificate of Incorporation was duly approved by the Corporation's Board of Directors, and was duly approved by written consent by the holders of the requisite number of shares of the Corporation in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law. The number of shares voting in favor of such amendment and restatement equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock and a majority of the outstanding shares of Series A Convertible Preferred Stock.

         THIRD: The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:


                                       "I

         The name of this Corporation is NOGATECH, INC.


                                       II

         The address of the registered office of this Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.







                                       III


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         The nature of the business or purposes to be conducted or promoted by this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                       IV

         A. AUTHORIZED SHARES. This Corporation is authorized to issue two classes of shares, to be designated Common Stock and Preferred Stock, respectively. This Corporation is authorized to issue 40,000,000 shares of Common Stock with a par value of $0.001 per share (the "Common Stock") and 32,000,000 shares of Preferred Stock with a par value of $0.001 per share (the "Preferred Stock"). The Preferred Stock authorized by this Certificate of Incorporation shall be issued from time to time in one or more series.

         B. AUTHORIZED SHARES - PREFERRED STOCK. Within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, the Board of Directors may increase or decrease (but neither above the total number of authorized shares of the class, nor below the number of shares of such series, then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In addition, the Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         Subject to Section G (below) the authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  i) The number of shares constituting that series and the distinctive designation of that series;

                  ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  v) Whether or not shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;


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                  vi)      Whether that series shall have a sinking fund for the
redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of this Corporation, and the relative rights or priority, if any, of payment of shares of that series; and

                  viii) Any other relative rights, preferences and limitations of that series.

         C. AUTHORIZED SHARES - SERIES A STOCK AND SERIES B STOCK. A series of Preferred Stock which shall be comprised of a total of 30,000,000 shares shall be designated "Series A Convertible Preferred Stock" (also referred to herein as "Series A Stock".), and a series of Preferred Stock which shall be comprised of a total of 1,196,172 shares shall be designated "Series B Convertible Preferred Stock (also referred to herein as "Series B Stock"). Certain terms used in this Article IV are defined in Section I below.

         D. ATTRIBUTES OF PREFERRED STOCK. The rights, preferences, privileges and restrictions of the Series A Stock and the Series B Stock and of the holders thereof shall be as follows:

                  1.       DIVIDENDS.

                           a.       PREFERENTIAL RIGHT TO DIVIDENDS. Each holder
of outstanding shares of Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors and out of any funds legally available therefor, non-cumulative dividends at the annual rate of $0.0258 per share of Series A Stock (the "Series A Preferential Dividend"), and $0.1039 per share of Series B Stock (the "Series B Preferential Dividend"), payable in cash during each fiscal year of this Corporation and in preference to any declaration or payment (payable other than in Common Stock) on the Common Stock.

                           b.       PAYMENT OTHER THAN CASH. If the Corporation
shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case, the holders of Series A Stock and Series B Stock shall be entitled to a proportionate share of any such distribution as though the holders of Series A Stock and Series B Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series A Stock and Series B Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation who are entitled to receive such distribution.

                           c.       PARTIAL PAYMENTS. If the Board of Directors
shall declare a dividend on the outstanding shares of Series A Stock and Series B Stock and the amount available for payment thereof is insufficient to permit the payment of the full preferential amount of such dividend required to be paid to the holders of the outstanding shares of Series A Stock then the amount available for such dividend payment shall be distributed ratably among the holders of the outstanding


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shares of Series A Stock and Series B Stock in proportion to the amounts that would be payable if the full amount of such dividends was then paid.

                           d.       PARTICIPATING DIVIDENDS AFTER PREFERENTIAL
PAYMENTS. After the holders of Series A Stock and Series B Stock receive their non-cumulative Series A Preferential Dividends and Series B Preferential Dividends accrued through the end of any fiscal year, the holders of Series A Stock and Series B Stock shall participate ratably with the Common Stock in any other dividends during such fiscal year, as if such holders had converted their Series A Stock and Series B Stock into the number of shares of Common Stock into which outstanding shares of Series A Stock and Series B Stock are convertible pursuant to this Article IV, as of the record date of the dividend.

                           e.       ADJUSTMENTS FOR SPLITS, ETC. All numbers
relating to the amount of dividends payable on the Series A Stock and Series B Stock as specified in this Section 1 shall be Appropriately Adjusted.

                  2.       PREFERENCE ON LIQUIDATION.

                           a.       PREFERENCE PRICE. In the event of any
liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary (a "Liquidation Event"), the holders of the outstanding shares of Series A Stock and Series B Stock shall be entitled to be paid in cash out of the assets of this Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment is made in respect of the outstanding shares of Common Stock or any other equity security of this Corporation of a lesser priority than the Series A Stock and Series B Stock,
(i)the amount of Forty-Three Cents ($0.43) per share for each share of Series A Stock held by them, plus an amount equal to eight percent (8%) of such Forty-Three Cents ($0.43), compounded annually, for each year (or fraction thereof) after the first two years following the issuance date of such Series A Stock, plus any declared and unpaid dividends thereon (the "Series A Preferential Liquidation Price") and (ii) and Four Dollars and Eighteen Cents ($4.18) per share for each share of Series B Stock held by them, plus an amount equal to eight percent (8%) of such Four Dollars and Eighteen Cents ($4.18), compounded annually, for each year (or fraction thereof) after the first two years following the issuance date of such Series B Stock, plus any declared and unpaid dividends thereon (the "Series B Preferential Liquidation Price").

                           b.       PARTICIPATION RIGHTS . After payment in full
of the Series A Preferential Liquidation Price and the Series B Preferential Liquidation Price, the remaining assets of the Corporation shall be distributed to the holders of shares of Common Stock, Series A Stock and Series B Stock in an equal amount per share as if all Series A Stock and Series B Stock had been converted into Common Stock as of the date of such Liquidation Event in accordance with this Article IV.

                           c.       PARTIAL PAYMENT. If, upon a Liquidation
Event, the assets of this Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Preferential Liquidation Price and the Series B Preferential Liquidation Price required to be paid to the holders of the outstanding shares of Series A Stock and Series B Stock, then all of the assets of this Corporation legally available for distribution to the holders of equity securities shall be


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distributed ratably among the holders of the outstanding shares of Series A
Stock and Series B Stock and, as between such series, in proportion to the product of the respective Preferential Liquidation Price multiplied by the number of shares of each such shares of such stock owned by each such holder.

                           d.       OTHER DISTRIBUTIONS. If any of the assets of
the Corporation are to be distributed other than in cash under this Section 2, then the Board of Directors of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Series A Stock and Series B Stock. The Corporation shall, upon receipt of such appraisers' valuation, give prompt written notice of the appraisers' valuation to each holder of Series A Stock, Series B Stock and Common Stock of the Corporation.

                           e.       ADJUSTMENTS. Notwithstanding the foregoing,
the amount to be paid for each share of Series A Stock, Series B Stock and Common Stock upon liquidation shall be adjusted for any combination(s), stock split(s), stock distribution(s) or dividend(s) with respect to such shares from the date on which this Certificate of Incorporation became effective (the "Filing Date").

                  3. CERTAIN TRANSACTIONS. The following events shall be deemed a Liquidation Event: (A) A merger or consolidation of the Corporation with or into any other corporation or corporations, unless the stockholders of this Corporation hold at least fifty percent (50%) of the outstanding voting securities of the surviving corporation or members of the Board of Directors of this Corporation constitute a majority of the members of the Board of Directors of the surviving corporation; (B) a sale of more than fifty percent (50%) of the outstanding voting securities of this Corporation on a fully-diluted basis, except pursuant to an underwritten public offering; or (C) a sale of all or substantially all of the assets of the Corporation; provided that nothing contained in this Section shall limit the right of a holder of Series A Stock or Series B Stock to convert such shares into Common Stock prior to the effective date of such transaction.

         E.       VOTING.

                  1. GENERALLY. Except as otherwise required by law or expressly provided herein, including Sections E.3. and E.4 below, so long as an aggregate of at least four million (4,000,000) shares of Series A Stock and Series B Stock are outstanding (subject to adjustment for stock dividends, stock splits and any recapitalization), each share of Series A Stock and Series B Stock shall be entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Corporation and shall be entitled to the number of votes equal to the number of full shares of Common Stock into which such shares of Series A Stock and Series B Stock could be converted pursuant to the provisions hereof, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. At such time that less than an aggregate of four million (4,000,000) shares of Series A Stock and Series B Stock are outstanding (subject to adjustment for stock dividends in the form of Series A Stock and Series B Stock, or stock splits and any recapitalization of the Series A Stock and Series B Stock), the shares of Series A Stock and Series B Stock shall become non-voting and the holders thereof shall have no right to vote on any matter submitted to the Corporation's stockholders, except as may be required by law.


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                           So long as an aggregate of at least four  million
(4,000,000) shares of Series A Stock and Series B Stock are outstanding (subject to adjustment for stock dividends in the form of Series A Stock and Series B Stock, or stock splits and any recapitalization of the Series A Stock and Series B Stock), the shares of Common Stock shall be non-voting and the holders thereof shall have no right to vote on any matter submitted to the Corporation's stockholders, except as provided in section E.5. and as may be required by law. Except as otherwise required by law or expressly provided herein, at such time that less than an aggregate of four million (4,000,000) shares of Series A Stock and Series B Stock are outstanding (subject to adjustment for stock dividends in the form of Series A Stock and Series B Stock, or stock splits and any recapitalization of the Series A Stock and Series B Stock), each share of Common Stock shall be entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Corporation of record on the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, on the date such vote is taken or on the effective date of any written consent of stockholders.

                  2. NUMBER OF DIRECTORS. So long as at least four million (4,000,000) shares of Series A Stock are outstanding (subject to adjustment for stock dividends in the form of Series A Stock, or stock splits and any recapitalization of the Series A Stock), the authorized number of directors of this Corporation shall be nine (9), which number shall not be increased or decreased without the consent of the holders of a majority of the outstanding Series A Stock.

                  3. SERIES B STOCK. The Series B Stock shall not be entitled to elect any Directors of the Corporation.

                  4. SERIES A STOCK. So long as at least four million (4,000,000) shares of Series A Stock are outstanding (subject to adjustment for stock dividends in the form of Series A Stock, or stock splits and any recapitalization of the Series A Stock), the holders of the outstanding shares of Series A Stock, voting as a single class, shall be entitled to elect seven
(7) Directors to the Board of Directors. At such time that less than four million (4,000,000) shares of Series A Stock are outstanding (subject to adjustment for stock dividends in the form of Series A Stock, or stock splits and any recapitalization of the Series A Stock), the holders of the outstanding shares of Series A Stock shall not be entitled to elect any members of the Board of Directors.

                  5. COMMON STOCK. So long as at least four million (4,000,000) shares of Series A Stock are outstanding (subject to adjustment for stock dividends in the form of Series A Stock, or stock splits and any recapitalization of the Series A Stock), the holders of the outstanding shares of Common Stock, voting as a single class, shall be entitled to elect two (2) Directors to the Board of Directors. At such time that less than four million (4,000,000) shares of Series A Stock are outstanding (subject to adjustment for stock dividends in the form of Series A Stock, or stock splits and any recapitalization of the Series A Stock), the holders of the Common Stock shall be entitled to elect all nine (9) Directors to the Board of Directors (or such number as then constitutes all of the authorized number of Board members) in accordance with the Corporation's Bylaws.

                  6. ADJUSTMENTS FOR SPLITS, ETC. All numbers relating to the Series A Stock and Series B Stock as specified in this Section E shall be Appropriately Adjusted.


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                  7.       SECTION 2115(b). In the event that the Corporation is
subject to Section 2115(b) of the California Corporations Code (the "CCC") at any time, or from time to time, and not exempt therefrom by Section 2115(c) of the CCC, then the following shall apply:

                           a.       Every stockholder entitled to vote in any
election of directors of the Corporation during such time the Corporation is subject to Section 2115(b) may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder thinks fit;

                           b.       No stockholder, however, may cumulate such
stockholder's votes for one or more candidates unless (i) the names of such candidates have been properly placed in nomination, in accordance with the Bylaws of the Corporation, prior to the voting (ii) the stockholder has given advance notice to the Corporation of the intention to cumulate votes pursuant to the Bylaws, and (iii) the stockholder has given proper notice to the other stockholders at the meeting, prior to voting, of such stockholder's intention to cumulate such stockholder's votes; and

                           c.       If any stockholder has given notice, all
stockholders may cumulate their votes for any candidates who have been properly placed in nomination. The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares shall be declared elected.

         F. CONVERSION. The holders of the outstanding shares of Series A Stock and Series B Stock shall have the conversion rights set forth below (the "Conversion Rights"):

                  1.       RIGHT TO CONVERT.

                           (a)      SERIES A STOCK. Each share of Series A Stock
shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for the shares of Series A Stock or Common Stock into that number of shares of Common Stock which is equal to the quotient obtained by dividing the Original Issue Price of such share of Series A Stock by the Series A Conversion Price (as such term is hereinafter defined) immediately prior to the time of such conversion. The "Series A Conversion Price" shall be One Dollar and Thirty-Nine Cents ($1.39), until Appropriately Adjusted.

                           (b)      SERIES B STOCK. Each share of Series B Stock
shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for the shares of Series B Stock or Common Stock into that number of shares of Common Stock which is equal to the quotient obtained by dividing Four Dollars and Eighteen Cents ($4.18) by the Series B Conversion Price (as such term is hereinafter defined) in effect immediately prior to the time of such conversion. The "Series B Conversion Price" shall be equal to Four Dollars and Eighteen Cents ($4.18) through February 28, 2000, unless Appropriately Adjusted, and thereafter commencing on February 29, 2000 through July 31, 2000,


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the Series B Conversion Price on any given date shall be equal to the result obtained by dividing (i) 100,000,000 less the result of multiplying 163,398.69 by the number of days after February 29, 2000 on which such measurement date occurs, by (ii) 23,912,562; subject on any such given date to being Appropriately Adjusted. Commencing on August 1, 2000, the Series B Conversion Price shall be $3.14, unless Appropriately Adjusted.

                  2. MECHANICS OF OPTIONAL CONVERSION. Each holder of outstanding shares of Preferred Stock converted at the option of such holder of Preferred Stock in accordance with Section 1 (above) by surrendering the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the shares of Preferred Stock or Common Stock and shall give written notice to this Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Preferred Stock being converted. Thereupon, this Corporation shall issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay all declared but unpaid dividends on the shares being converted in cash or, if this Corporation so elects or is legally or financially unable to, pay in cash and/or shares of Common Stock (valued at the Common Stock's fair market value at the time of surrender as determined in good faith by the Board of Directors), subject to the limitations on the payment of accrued dividends as set forth in Section D.1 (above) and so long as all cash and non-cash payments are made in the same relative proportions to all holders of PARI PASSU Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as having become the record holder of such shares of Common Stock on such date.

                  3.       AUTOMATIC CONVERSION.

                           a.       INITIAL PUBLIC OFFERING. Each outstanding
share of Series A Stock and Series B Stock shall automatically be converted into shares of Common Stock based upon the Series A Conversion Price or Series B Conversion Price, as applicable, upon the closing of a Qualified Public Offering.

                           b.       AUTOMATIC CONVERSION MECHANICS. Upon the
occurrence of an event specified in Section 2.a above, the outstanding shares of Series A Stock and Series B Stock shall be converted into shares of Common Stock, whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares are either delivered to the Corporation or its transfer agent as provided below or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation indemnifying the Corporation from any loss incurred by it in connection with the issuance of such certificate. Upon the occurrence of such automatic conversion of the outstanding shares of Series A Stock and Series B Stock, the holders of the outstanding shares of Series A Stock and Series B Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the shares of Series A Stock or Series B Stock, as applicable, or Common Stock. Thereupon there shall be issued and delivered to such holder, promptly at such


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office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the surrendered shares of Series A Stock and Series B Stock of such holder were convertible on the date on which such automatic conversion occurred, and the Corporation shall promptly, pay in cash or shares of Common Stock (taken at the Common Stock's fair market value as of the date of such conversion), or both, all declared but unpaid dividends on the shares of Series A Stock or Series B Stock, as applicable, so converted.

                  4.       ADJUSTMENTS TO SERIES A CONVERSION PRICE.

                           a.       ADJUSTMENT FOR STOCK SPLITS AND
COMBINATIONS. If this Corporation at any time or from time to time after the Filing Date, effects a division of the outstanding shares of Common Stock, then the Series A Conversion Price and the Series B Conversion Price shall be proportionately decreased and, conversely, if this Corporation at any time, or from time to time, after the Filing Date combines the outstanding shares of Common Stock, then the Series A Conversion Price and the Series B Conversion Price shall be proportionately increased. Any adjustment under this Section F.3a shall be effective on the close of business on the date such division or combination becomes effective.

                           b.       ADJUSTMENT FOR CERTAIN DIVIDENDS AND
DISTRIBUTIONS. If this Corporation at any time or from time to time after the Filing Date pays or fixes a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution in the form of shares of Common Stock, or rights or options for the purchase of, or securities convertible into, Common Stock, then in each such event the Series A Conversion Price and the Series B Conversion Price shall be decreased, as of the time of such payment or, in the event a record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price and the Series B Conversion Price by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the time of such payment or the close of business on such record date, as the case may be, and (ii) the denominator of which shall be (a) the total number of shares of Common Stock outstanding immediately prior to the time of such payment or the close of business on such record date, as the case may be, plus (b) the number of shares of Common Stock issuable in payment of such dividend or distribution or upon exercise of such option or right of conversion; PROVIDED, however, that if a record date is fixed and such dividend is not fully paid or such other distribution is not fully made on the date fixed therefor, then the Series A Conversion Price and the Series B Conversion Price shall not be decreased as of the close of business on such record date as hereinabove provided as to the portion not fully paid or distributed and thereafter the Series A Conversion Price and the Series B Conversion Price shall be decreased pursuant to this Section F.3.b as of the date or dates of actual payment of such dividend or distribution.

                           c.       ADJUSTMENTS FOR OTHER DIVIDENDS AND
DISTRIBUTIONS. If this Corporation at any time or from time to time after the Filing Date pays, or fixes a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution in the form of securities of this Corporation other than shares of Common Stock or rights or options for the purchase of, or securities convertible into, Common Stock, then in each such event provision shall be made so that the holders of outstanding shares of Series A Stock and Series B

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Stock shall receive upon any conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of this Corporation which they would have received had their respective shares of Series A Stock and Series B Stock been converted into shares of Common Stock on the date one day before such event and had such holders thereafter, from the date of such event to and including the actual date of conversion of their shares, retained such securities, subject to all other adjustments called for during such period under this Section F.3.c with respect to the rights of the holders of the outstanding shares of Series A Stock and Series B Stock.

                           d.       ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE
AND SUBSTITUTION. If at any time or from time to time after the Filing Date the number of shares of Common Stock issuable upon conversion of the shares of Series A Stock and Series B Stock is changed into the same or a different number of shares of any other class or classes of stock or other securities, whether by recapitalization, reclassification or otherwise (other than a recapitalization, division or combination of shares or a stock dividend, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section F.3, then in any such event each holder of outstanding shares of Series A Stock and Series B Stock shall have the right thereafter to convert such shares of Series A Stock and Series B Stock into the same kind and amount of stock and other securities receivable upon such recapitalization, reclassification or other change, as the maximum number of shares of Common Stock into which such shares of Series A Stock and Series B Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                           e.       REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR
SALES OF ASSETS. If at any time or from time to time after the Filing Date there is a capital reorganization of the Common Stock (other than a recapitalization, division, combination, reclassification or exchange of shares provided for elsewhere in this Section F3) or a merger or consolidation of this Corporation into or with another corporation or a sale of all or substantially all of this Corporation's properties and assets to any other person, then, as a part of such capital reorganization, merger, consolidation or sale, provision shall be made so that the holders of outstanding shares of Series A Stock and Series B Stock shall thereafter receive upon conversion thereof the number of shares of stock or other securities or property of this Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock into which their shares of Series A Stock and Series B Stock were convertible would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section F.3 with respect to the rights of the holders of the outstanding shares of Series A Stock and Series B Stock after such capital reorganization, merger, consolidation, or sale. The provisions of this Section F (including adjustment of the Series A Conversion Price and the Series B Conversion Price and the number of shares into which the outstanding shares of Series A Stock and Series B Stock may be converted) shall be applicable after that event and be as nearly equivalent to such Conversion Prices and number of shares as may be practicable.

                           f.       SALE OF SHARES BELOW CONVERSION PRICE.

                                    1.       In the event this Corporation shall
issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to

Section F.3.f.4 (below), without consideration or for a consideration per share less than the Series A Conversion Price or the Series B Conversion Price, as applicable, in effect on the date of, and immediately prior to, such issue, then, and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of such shall be the number of shares of Common Stock outstanding immediately prior to such issue, plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue, plus the number of such Additional Shares of Common Stock so issued; and, provided further that, for the purposes of this Section F.3.f.1, all shares of Common Stock issuable upon conversion of outstanding Convertible Securities, Options, Series A Stock and Series B Stock, shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section F.3.f.4 such Additional Shares of Common Stock shall be deemed to be outstanding.

                                    2.       For purposes of this Section F.3.f,
the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

                                             (a)      CASH AND PROPERTY: Such
consideration shall:

                                                      (I)      insofar as it
consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest, accrued dividends, expenses, discounts or commissions;

                                                      (II) insofar as it
consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board;

                                                      (III) in the event
Additional Shares of Common Stock are issued, together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a)(I) and (a)(II) b) (above), as determined in good faith by the Board.

                                             (b)      OPTIONS AND  CONVERTIBLE
SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to the portion of Section F.3.f.4 (below), relating to Options and Convertible Securities, shall be determined by dividing:

                                                      (I)      the total
amount, if any received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration), payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities, and the conversion or exchange of such Convertible Securities by:

                                                      (II)     the  maximum
number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                    3.       No adjustment in the Conversion
Price of a particular share of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Preferred Stock.

                                    4.       In the event the Corporation at any
time, or from time to time after the Original Issue Date, shall issue any Options or Convertible Securities, or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number), of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section F.3.f.2 hereof) of such Additional Shares of Common would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further than in any such case in which Additional Shares of Common are deemed to be issued:

                                             (a)      no further  adjustment in
the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                             (b)      if such  Options  or
Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                             (c)  upon  the   expiration  of
any such Option or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustment based thereon, shall, upon such expiration, be recomputed as if:

                                                      (I)      in the case of
Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options, or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and,

                                                      (II)     in the case of
Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                             (d)      no readjustment pursuant
to clause (b) or (c) (above) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (1) the Conversion Price on the original adjustment date; or (2) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                                             (e)      in the case of any Options
which expire by their terms not more than thirty (30) days after the date of issue hereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (c) (above).

                                    5.       "ADDITIONAL SHARES OF COMMON STOCK"
shall mean all shares of Common Stock issued (or pursuant to Section F.3.f.4 , deemed to be issued) by the Corporation upon or after the Original Issue Date, other than shares of Common Stock issued or issuable at any time:

                                             (a)      upon conversion of the
shares of Series A Stock and Series B Stock authorized herein;

                                             (b)      up to three million one
hundred eighty-two thousand one hundred thirty-five (3,182,135) shares of Common Stock issued to officers, directors, and employees of, and consultants to, the Corporation to be designated and approved by the Board of Directors (collectively, the "Incentive Shares");

                                             (c)      as a dividend or
distribution on the Series A Stock or Series B Stock;

                                             (d).     by way of subdivision,
combination or consolidation of shares of Common Stock described in Section F.3.a (above);

                                             (e)      pursuant to a
distribution, reorganization, reclassification, exchange or substitution described in Sections F.3.b, F.3.c, F.3.d and F.3.e (above);

                                             (f)      up to five million eight
hundred seventy-nine thousand five hundred seven (5,879,507) shares of Common Stock to be issued upon the exercise of warrants, options or other rights to purchase this Corporation's Common Stock issued by this Corporation in connection with the merger("Existing Options");

                                             (g)      all shares of Common Stock
reissued as a result of Incentive Shares repurchased by this Corporation, and all shares of Common Stock reissued as a result of the repurchase of shares issued upon the exercise of Existing Options and all shares of Common Stock issued under options and warrants issued by the Corporation after the Filing Date in place of any Existing Options which expire without being exercised;

                                             (h)      shares of Common Stock
issued by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock; or

                                             (i)      shares of Common Stock and
Series A Stock, and options and warrant, issued in connection with the Merger.

                                    If at any time, or from time to time, after
the Filing Date this Corporation effects a division or combination of the outstanding shares of Common Stock, or pays a dividend in or makes any other distribution of additional shares of Common Stock, the aggregate number of shares of Common Stock specifically excluded from the definition of Additional Shares of Common Stock by this Section F.3.f.5.h shall be increased or decreased appropriately to reflect such division, combination, dividend, or other distribution.

                  4. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the shares of Series A Stock or Series B Stock. In lieu of any fractional share to which the holder of such shares would otherwise be entitled, this Corporation shall pay cash equal to the product of (a) such fraction multiplied by (b) the fair market value of one share of the Common Stock on the date of conversion, as determined in good faith by the Board of Directors.

                  5. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Stock and Series B Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Stock and Series B Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Stock and Series B Stock, the Corporation shall take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  6. NOTICES. Any notice required by the provisions of this Section F to be given to a holder of shares of Series A Stock and Series B Stock shall be deemed given upon the earlier of actual receipt, seventy-two (72) hours after the same has been deposited in the United States mail, or ten (10) days after the same has been deposited for international delivery, certified or registered mail, return receipt requested, postage prepaid, addressed to the holder at the address of such holder appearing on the books of the Corporation or 24 hours after it is sent by facsimile transmission.

                  7. NO DILUTION OR IMPAIRMENT. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the Conversion Rights of the holders of the shares of Series A Stock and Series B Stock against dilution (as contemplated herein) or other impairment.

                  8. NO REISSUANCE. Any shares of Series A Stock or Series B Stock which are converted pursuant to the provisions of this Section F shall not be eligible to be, and shall not be, reissued by the Corporation at any time.

         G.       CORPORATE ACTION.

                  1. SERIES A STOCK. Except as otherwise required by law, so long as at least four million (4,000,000) shares of Series A Stock remain outstanding (adjusted for stock splits and combinations), the Corporation shall not without the vote or written consent of the holders of a majority of the shares of Series A Stock:

                           (a)      increase the authorized number of shares of
Series A Stock;

                           (b)      increase the authorized number of shares of
Preferred Stock,

                           (c)      create any new class or series of shares
having preference superior to the Series A Stock;

                           (d)      merge, consolidate, or reorganize, where
such merger, consolidation, or reorganization directly involves more than fifty percent (50%) of the Corporation's Common and Preferred Stock; or

                           (e)      sell all or substantially all of its assets
or permit the sale of any of its Subsidiary's assets or issue more than fifty percent (50%) of the Corporation's or sell or permit the issuance of any of its Subsidiary's Common Stock or Ordinary Shares, as the case may be, in one transaction or series of related transactions.

                  2. SERIES B STOCK. Except as otherwise required by law, so long as at least one hundred fifty-five thousand one hundred thirty-one (155,131) shares of Series B Stock remain outstanding (adjusted for stock splits and combinations), the Corporation shall not without the vote or written consent of the holders of a majority of the shares of Series B Stock:

                           (a)      increase the authorized number of shares of
Series B Stock;

                           (b)      increase the authorized number of shares of
Preferred Stock,

                           (c)      create any new class or series of shares
having preference superior to the Series B Stock;

                           (d)      merge, consolidate, or reorganize, where
such merger, consolidation, or reorganization directly involves more than fifty percent (50%) of the Corporation's Common and Preferred Stock; or

                           (e)      sell all or substantially all of its assets
or permit the sale of any of its Subsidiary's assets or sell more than fifty percent (50%) of the Corporation's or sell or permit the issuance of any of its Subsidiary's Common Stock or Ordinary Shares, as the case may be, in one transaction or series of related transactions.

         H. REPLACEMENT OF CERTIFICATES. Upon receipt of evidence reasonably satisfactory to this Corporation of the loss, theft, destruction, or mutilation of a certificate representing any of the outstanding shares of Series A Stock, Series B Stock or Common Stock, and, in the case of loss, theft, or destruction, the execution of an agreement satisfactory to this Corporation to indemnify this Corporation from any loss incurred by it in connection therewith, this Corporation will issue a new certificate representing such shares of Series A Stock, Series B Stock or Common Stock in lieu of such lost, stolen, destroyed or mutilated certificate.

         I. DEFINITIONS. Unless the context clearly requires otherwise, the following terms when used herein have the respective meanings indicated:

                  "ADDITIONAL SHARES OF COMMON STOCK" shall have the meaning specified in Section F.5.f.5.

                  "APPROPRIATELY ADJUSTED" shall mean appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations and the like in the manner set forth in Section 3.f (above).

                  "COMMON STOCK" shall have the meaning specified in Section A.

                  "CONVERSION RIGHTS" shall have the meaning specified in the introduction to Section F.

                  "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

                  "CORPORATION" shall mean Nogatech, Inc., a Delaware corporation.

                  "FILING DATE" shall mean the date on which this Amended and Restated Certificate of Incorporation is filed with the Delaware Secretary of State.

                  "LIQUIDATION EVENT" shall have the meaning specified in Section D.2.a.

                  "MERGER" shall mean the merger between this Corporation and Nogatech California effected on December 28, 1999, pursuant to which each outstanding share of common stock of Nogatech California was converted into one share of Common Stock of this Corporation, and each outstanding share of Series A Convertible Preferred Stock of Nogatech California ("Nogatech California Series A Stock") was converted into one share of Series A Stock of this Corporation.

                  "NOGATECH CALIFORNIA" shall mean Nogatech, Inc., a California corporation.

                  "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                  "ORIGINAL ISSUE DATE" shall mean the Filing Date.

                  "ORIGINAL ISSUE PRICE" shall mean (i) $1.57, with respect to each share of Series A Stock issued in the Merger in exchange for shares of Nogatech California Series A Stock that were previously issued by Nogatech California prior to July 15, 1998, and (ii) $1.39, with respect to each share of Series A Stock issued in the Merger in exchange for shares of Nogatech California Series A Stock that were previously issued by Nogatech California effective on July 15, 1998 and with respect to any other shares of Series A Stock that are issued by the Corporation after the Filing Date.

                  "PROCEEDING" shall have the meaning specified in Section A.1 of Article VI.

                  "PREFERRED STOCK" shall have the meaning specified in Section
A.

                  "QUALIFIED PUBLIC OFFERING" shall have the meanings specified in Article VIII, Section A.

                  "SERIES A CONVERSION PRICE" shall have the meaning specified in Section F.1.

                  "SERIES B CONVERSION PRICE" shall have the meaning specified in Section F.1.

                  "SERIES A CONVERTIBLE PREFERRED STOCK" shall have the meaning specified in Section C.

                  "SERIES B CONVERTIBLE PREFERRED STOCK" shall have the meaning specified in Section C.

                  "SERIES A PREFERENTIAL DIVIDEND" shall have the meaning specified in Section D.1.a.

                  "SERIES B PREFERENTIAL DIVIDEND" shall have the meaning specified in Section D.1.a.

                  "SERIES A PREFERENTIAL LIQUIDATION PRICE" shall have the meaning specified in Section D.2.a.

                  "SERIES B PREFERENTIAL LIQUIDATION PRICE" shall have the meaning specified in Section D.2.a.

                  "SERIES A STOCK" shall have the meaning specified in Section
C.

                  "SERIES B STOCK" shall have the meaning specified in Section
C.


                  "VOTING STOCK" shall have the meaning specified in Section
A.3. of Article VIII.

J. RESTATED CERTIFICATE OF INCORPORATION. Upon the conversion of all outstanding shares of the Series A Stock and Series B Stock, Sections C, D, E, F, G, H and I of this Article IV (the "Deleted Provisions") shall be of no further force or effect, and this Certificate of Incorporation may be restated by a resolution of the Board of Directors (and without further action by the stockholders) to delete the Deleted Provisions and this Section J of this
Article IV and renumber or restate the remaining provisions.

                                       V

         A. ELECTION OF DIRECTORS. The election of the Directors of this Corporation need not be by written ballot, unless the Bylaws of this Corporation shall so provide.

         B. ARRANGEMENT WITH CREDITORS. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         C. FIDUCIARY DUTY. A director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the filing of the Certificate of Incorporation of which this Article V is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of this Corporation shall not adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification.

                                       VI

         A.       INDEMNIFICATION.

                  1        RIGHT TO INDEMNIFICATION. Each person who was or is
made a party, or is threatened to be made a party to, or is involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), including, without limitation, Proceedings by or in the right of this Corporation to procure a judgment in its favor, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by this Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits this Corporation to provide broader indemnification rights than said law permitted this Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amount paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by this Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; PROVIDED, however, that the payment of such expenses incurred by a director or officer of this Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to this Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section, or otherwise.

                  2        RIGHT OF CLAIMANT TO BRING SUIT. If a claim under
Section 1 (above) is not paid in full by this Corporation within ninety (90) days after a written claim has been received by this Corporation, the claimant may at any time thereafter bring suit against this Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to this Corporation), that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for this Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on this Corporation. Neither the failure of this Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by this Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

         B. NON-EXCLUSIVITY OF RIGHTS. The rights conferred by Section A.1 and A.2 (above) shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

         C.       AMENDMENT OR REPEAL. Neither any amendment nor repeal of this
Article VI, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI, in respect of any matter occurring, or any action or Proceeding accruing or arising, or that, but for this Article VI would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                       VII

         A. DIRECTORS' POWERS. The Directors of this Corporation shall have the power to adopt, amend or repeal the Bylaws of this Corporation. The management of the business and the conduct of the affairs of this Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by, or in the manner provided in, the Bylaws of this Corporation.

         B. CORPORATION EXISTENCE. This Corporation is to have perpetual existence.

                                      VIII

         A. QUALIFIED PUBLIC OFFERING. For the management of the business, and for the conduct of the affairs of this Corporation, and in further definition, limitation and regulation of the powers of this Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that, effective upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of shares of Common Stock for the account of this Corporation (other than a registration statement effected solely to implement an employee benefit plan, a transaction in which Rule 145 of the Securities and Exchange Commission is applicable or any other form or type of registration in which the shares of Common Stock issuable upon conversion of the shares of Series A Stock and Series B Stock cannot be included pursuant to the Securities and Exchange Commission rules or practices) resulting in aggregate proceeds to this Corporation (before the payment of underwriting discounts and commissions and the expense of the offering) in excess of $10,000,000 (a "Qualified Public Offering"):

                  1. BOARD CLASSES AND TERMS. The Board of Directors shall be divided into three classes, designated as Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date of the Qualified Public Offering, the term of office of the Class I directors shall expire, and Class I directors shall be elected for a full term of three (3) years. At the second annual meeting of stockholders following the date of the Qualified Public Offering, the term of office of the Class II directors shall expire, and Class II directors shall be elected for a full term of three (3) years). At the third annual meeting of stockholders following the date of the Qualified Public Offering, the term of office of the Class III directors shall expire, and Class III directors shall be elected for a full term of three (3) years). At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting.

                  Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified, or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  2. NUMBER OF DIRECTORS. The authorized number of directors shall be determined in accordance with the Bylaws of the Corporation.

                  3. BOARD VACANCIES. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of this Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly-created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

         B. BYLAWS. In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, or repeal the Bylaws of this Corporation.

         C. VOTE. Any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock.

         D. NO ACTION. Effective upon a Qualified Public Offering, no action shall be taken by the stockholders of this Corporation, except at an annual or special meeting of the stockholders called in accordance with the Bylaws. Effective upon a Qualified Public Offering, the Stockholders shall not take any action by written consent. Until a Qualified Public Offering, stockholder actions shall be governed by this Certificate of Incorporation and this Corporation's Bylaws.

         E. STOCKHOLDER NOMINATION. Advance notice of stockholder nomination for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of this Corporation shall be given in the manner provided in the Bylaws of this Corporation.

         F. AMENDMENT. Notwithstanding any other provisions of this Certificate of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, upon a Qualified Public Offering, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article VIII.


                                       IX

         This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in Article VIII of this Certificate, and all rights conferred upon the stockholders herein are granted subject to this right.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed and attested by Arie Heiman, its Chief Executive Officer and Yaron Garmazi, its Secretary, as of January 13, 2000.


NOGATECH, INC.



BY:               /s/ A. Heiman
                  ------------------------------------
                  Arie Heiman, Chief Executive Officer



ATTEST:           /s/ Y. Garmazi
                  --------------------------------------
                  Yaron Garmazi, Chief Financial Officer


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